EXHIBIT 3(h)

              Articles of Incorporation CRIIMI MAE Management, Inc.










                             Articles of Incorporation
                                       of
                           CRIIMI MAE Management, Inc.


FIRST:    The undersigned, James B. Halpern, whose post office address is 1050
Connecticut Ave., N.W., Washington, DC 20036-5339, being at least eighteen (18) years of age, does hereby form a corporation under the General Corporation Law of the State of Maryland.

SECOND:   The name of the Corporation (hereinafter the Corporation) is:

                           CRIIMI MAE Management, Inc.

THIRD:    The purposes for which the Corporation is organized are to provide loan origination, servicing and advisory services and any and all lawful acts or activities.

FOURTH:   The address of the initial resident office of the Corporation in the
State of Maryland is 11200 Rockville Pike, Rockville, Maryland 20852. The name of the Corporation's resident agent at such address is CRICO Services Corporation, Inc. Said resident agent is a Maryland corporation.

FIFTH:    The address of the principal office of the Corporation in the State of
Maryland is 11200 Rockville Pike, Rockville, Maryland  20852.

SIXTH:    The number of directors of the Corporation shall be fixed pursuant to the Bylaws of the Corporation and the General Corporation Law of the State of Maryland, but shall not be fewer than three, unless there are fewer than three stockholders, in which case the number of directors may be fewer than three but not fewer than the number of stockholders. The names of the persons who are to serve as the initial directors until the first annual meeting of the stockholders and until their successors have been duly elected and shall qualify are:

                               William B. Dockser
                              H. William Willoughby

SEVENTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock with One Dollar ($1.00) par value.

EIGHTH:   The provisions for the regulation of the internal affairs of the
Corporation shall be stated in the Bylaws of the Corporation, as amended from time to time.

NINTH:    A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for money damages, except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. If the General Corporation Law of the State of Maryland is subsequently amended to further eliminate or limit the liability of a director or officer, then a director or officer of the Corporation, in addition to the circumstances in which a director or officer is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Maryland.

TENTH: The Corporation shall indemnify each of the directors and officers of the Corporation and may indemnify any individual who may be indemnified to the fullest extent permitted by Section 2-418 of the General Corporation Law of the State of Maryland, as it may be amended from time to time (hereinafter Section 2-418), in each and every situation where, under Section 2-418, the Corporation is permitted or empowered, to make such indemnification. The Corporation shall promptly make or cause to be made any determination which Section 2-418 requires. Any repeal or modification of the foregoing provisions of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of an officer or director of this Corporation existing at the time of such repeal or modification.


I have signed these Articles of Incorporation on February 14, 1995, acknowledging them to be my act and that the matters and facts set forth herein are true in all material respects.

                              By:  /s/ James B. Halpern
                                   -----------------------
                                   James B. Halpern